Exhibit 99.1

Tigo Energy Reports Third Quarter 2026 Financial Results

LOS GATOS, Calif. – November 4, 2026 – Tigo Energy, Inc. (“Tigo” or the “Company”) (NASDAQ: TYGO), a leading provider of intelligent solar and energy solutions, today reported unaudited financial results for the third quarter and nine months ended September 30, 2026, financial guidance for the fourth quarter ending December 31, 2026, and an updated full-year 2026 outlook.

Recent Financial and Operational Highlights

●	Revenue for the third quarter of 2026 was $24.0 million, down 21.5% compared with the third quarter of 2025.

●	GAAP net income was $0.4 million, compared with a GAAP net loss of $2.2 million in the third quarter of 2025.

●	Adjusted EBITDA was $1.5 million, compared with adjusted EBITDA of $2.9 million in the third quarter of 2025.

●	Gross margin was 46.2%, compared with 42.7% in the third quarter of 2025.

●	Cash and cash equivalents were $16.8 million as of September 30, 2026, compared with $7.7 million as of December 31, 2025.

●	Long-term debt was $2.5 million as of September 30, 2026, compared with no debt as of December 31, 2025.

●	During the third quarter of 2026, we shipped 698 thousand units, or 517 MW, of Module Level Power Electronics (“MLPE”).

Management Commentary

“Third-quarter revenue of $24.0 million was within our guidance, and we delivered GAAP net income of $0.4 million. Adjusted EBITDA of $1.5 million exceeded the high end of our guidance range,” said Zvi Alon, Chairman and CEO of Tigo. “Third-quarter results reflected the three dynamics we outlined last quarter: a more gradual market recovery in Europe, a slower-than-anticipated ramp of GO ESS and the shift of our U.S. optimized inverter partner’s launch to the fourth quarter. In EMEA, third-quarter revenue declined 14.8% year over year as the market continues to adjust to a reduced subsidy environment. GO ESS third-quarter revenue declined 58.6% year over year to $1.3 million and 40.6% compared with the second quarter, due to lower sales volumes in the United States and Italy. In the U.S., we recognized approximately $0.8 million of revenue from shipments to our optimized inverter partner during the quarter and expect revenues to exceed that amount in the fourth quarter. However, the partner’s delayed go-to-market launch may affect the timing of future orders.”

“EMEA represented 76.5% of third-quarter revenue, with the Czech Republic and Germany, our two largest markets, representing 19.6% and 19.3% of revenue, respectively. Poland and Spain grew 41.2% and 103.2% year over year, respectively, while revenue declined most significantly in Italy and the United Kingdom. The Americas and LATAM accounted for a combined 16.5% of revenue, with U.S. revenue down 51.4% year over year as the U.S. market adjusts to the expiration of the IRS Section 25D tax credit at the end of 2025. APAC contributed 7.0% of revenue, and APAC revenue grew 56.3% year over year, led by 121.1% growth in Australia. MLPE represented $22.1 million, or 92.0% of quarterly revenue, and GO ESS represented 5.4%. In 2027, we plan to invest in growing markets where we are already succeeding, such as Eastern Europe and Australia, to expand our market share.”

“Gross margin was 46.2%, compared with 42.7% in the third quarter of 2025, and operating expenses declined 10.0% year over year to $11.2 million,” stated Bill Roeschlein, CFO of Tigo. “We reduced inventory by $13.2 million to $18.1 million since year-end 2025. Our 2027 growth plan includes investments in key growth markets while maintaining a disciplined cost structure that can scale with revenue.”

Third Quarter 2026 Financial Results

Results compare the 2026 fiscal third quarter ended September 30, 2026 with the 2025 fiscal third quarter ended September 30, 2025, unless otherwise indicated.

●	Revenue totaled $24.0 million, compared with $30.6 million.

●	Gross profit totaled $11.1 million, or 46.2% of net revenue, compared with gross profit of $13.1 million, or 42.7% of net revenue. Third quarter 2026 includes a $0.8 million tariff refund related to prior periods.

●	Operating expenses totaled $11.2 million, compared with $12.4 million.

●	Loss from operations totaled $0.1 million, compared with income from operations of $0.6 million.

●	GAAP net income totaled $0.4 million, compared with a GAAP net loss of $2.2 million.

●	Non-GAAP net income totaled $1.6 million, compared with a non-GAAP net loss of $0.3 million.

●	Adjusted EBITDA totaled $1.5 million, compared with adjusted EBITDA of $2.9 million. Third quarter 2026 includes a $0.8 million tariff refund related to prior periods and $0.4 million of bad debt expense, including a charge related to a single European customer.

Fourth Quarter 2026 Financial Guidance and Full Year 2026 Outlook

The Company provides guidance for the fourth quarter ending December 31, 2026 as follows:

●	Revenue is expected to be within the range of $20 million to $22 million.

●	Adjusted EBITDA (loss) is expected to be within the range of $(3.0) million to $(1.5) million.

For the full year 2026, the Company is updating its revenue outlook to a range of $95 million to $97 million.

“Our fourth-quarter outlook reflects a continuation of the dynamics that affected the third quarter,” added Bill Roeschlein. “With concentrated investments in growing regions where Tigo is seeing success, coupled with a scalable cost structure, we believe we are well positioned to deliver profitable growth as volumes recover.”

Actual results may differ materially from the Company’s guidance as a result of, among other things, the factors described below under “Forward-Looking Statements.”

Conference Call

Tigo management will hold a conference call on Wednesday, November 4, 2026, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results. Company CEO Zvi Alon and CFO Bill Roeschlein will host the call, followed by a question-and-answer period.

Registration Link Conference Call: Click here to register

Webcast Link: Click here to join

Please register online at least 10 minutes prior to the start time. If you have any difficulty with registration or connecting to the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will also be available for replay here and via the Investor Relations section of Tigo’s website.

About Tigo Energy, Inc.

Founded in 2007, Tigo is a worldwide leader in the development and manufacture of smart hardware and software solutions that enhance safety, increase energy yield, and lower operating costs of residential, commercial, and utility-scale solar systems. Tigo combines its Flex MLPE (Module Level Power Electronics) and solar optimizer technology with intelligent, cloud-based software capabilities for advanced energy monitoring and control. Tigo MLPE products maximize performance, enable real-time energy monitoring, and provide code-required rapid shutdown at the module level. The Company also develops and manufactures products such as inverters and battery storage systems for the residential solar-plus-storage market. For more information, please visit www.tigoenergy.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our ability to increase our revenues and achieve and maintain profitability, including sustainable profitability and profitable growth as volumes recover; our overall long-term growth prospects; expectations regarding the pace and timing of a recovery in our industry and the markets we serve, including a potential return to growth in 2027; the anticipated ramp of GO ESS; the timing of our U.S. optimized inverter partner’s go-to-market launch and additional orders; our ability to maintain strong gross margins, a lower cost structure and a stronger balance sheet; statements about our revenue and adjusted EBITDA for the fourth fiscal quarter of 2026 and our revenue for the full fiscal year 2026; statements about demand for our products, our competitive position, the impact of tariffs and U.S. restrictions of foreign-produced power inverters, 45X or ITC benefits, and our ability to penetrate new markets and expand our market share, including expansion in international markets; statements about the anticipated benefits of our manufacturing and marketing partnership with our U.S. optimized inverter partner and our ability to realize such benefits; our continued expansion of and investments in our product portfolio and the timing thereof; our U.S. manufacturing strategy; our 2027 growth plans, including investments in growing markets; the anticipated impact of regulatory actions, including actions by the FCC and the European Union, on demand for our products; and future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “will allow us to,” “is anticipated,” “estimated,” “expected,” “believe,” “intend,” “plan,” “project,” “projection,” “outlook” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Tigo’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed, or that will be disclosed in, our reports filed with the SEC, factors which may cause actual results to differ materially from current expectations include, but are not limited to, our ability to effectively develop and sell our product offerings and services; the risk that recovery in Europe and other solar markets is slower than anticipated or does not occur; slower-than-anticipated adoption and sales of GO ESS, including in the United States and Italy; further delays in our U.S. optimized inverter partner’s go-to-market launch or ordering, the risk that orders do not increase in early 2027 as expected, and the risk that anticipated revenue is reduced or not realized rather than merely deferred; our ability to sustain gross margins and a lower cost structure, maintain liquidity and a stronger balance sheet, and achieve profitable growth, particularly if sales volumes do not recover as anticipated; changes in product and geographic sales mix, customer credit risk and bad debt charges, and the risk that benefits from tariff refunds related to prior periods do not recur; our ability to compete in the highly competitive and evolving solar industry; our ability to meet the continued listing requirements of Nasdaq, and the liquidity and trading of our securities; our ability to manage risks associated with U.S. and global geopolitical and macroeconomic conditions including the potential softening of the economy, seasonal trends and the cyclical nature of the solar industry; whether we continue to grow our customer base and expand our market share; whether we continue to develop new products and innovations to meet constantly evolving customer demands; the timing and level of demand for our solar energy solutions; changes in and the availability of government subsidies and economic incentives, including tax incentives, for solar energy solutions, and the impact of reduced subsidies in Europe and the expiration of the U.S. residential solar tax credit on demand; trade tariffs and other trade barriers that could directly affect us, our customers and the solar industry; our ability to forecast our customer demand and manufacturing requirements, and manage our inventory; our ability to acquire or make investments in other businesses, patents, technologies, products or services to grow the business and realize the anticipated benefits therefrom; our ability to respond to fluctuations in foreign currency exchange rates and political unrest and regulatory changes in the U.S. and international markets in which we expand or otherwise operate; macroeconomic conditions in the markets in which we operate, as well as inflation, instability of financial institutions, rising interest rates and recessionary concerns; our failure to attract, hire, retain and train highly qualified personnel in the future; and our ability to maintain key strategic relationships with our partners and distributors.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the forward-looking statements contained herein are reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof, and while we may elect to update such forward-looking statements in the future, we disclaim any intention or obligation to update any forward-looking statements as a result of new information, future developments or otherwise occurring after the date of this communication, except as required by applicable securities laws.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP net income (loss) and adjusted EBITDA. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted EBITDA and non-GAAP net income (loss) for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We define adjusted EBITDA, a non-GAAP financial measure, as earnings (loss) before interest and other expenses, net, income tax expense (benefit), depreciation and amortization, as adjusted to exclude stock-based compensation and merger transaction-related expenses. We define non-GAAP net income (loss) as GAAP net income (loss) excluding stock-based compensation. We believe that adjusted EBITDA and non-GAAP net income (loss) provide helpful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business operating results. We believe that both management and investors benefit from referring to adjusted EBITDA and non-GAAP net income (loss) in assessing our performance and when planning, forecasting and analyzing future periods. Adjusted EBITDA and non-GAAP net income (loss) also facilitate management’s internal comparisons to our historical performance and comparisons to our competitors’ operating results. We believe adjusted EBITDA and non-GAAP net income (loss) are useful to investors because they (i) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (ii) are used by our institutional investors and the analyst community to help them analyze the health of our business.

The items excluded from adjusted EBITDA and non-GAAP net income (loss) may have a material impact on our financial results. Certain of those items are non-recurring, while others are non-cash in nature. Accordingly, adjusted EBITDA and non-GAAP net income (loss) are presented as supplemental disclosure and should not be considered in isolation from, as a substitute for, or superior to, the financial information prepared in accordance with GAAP.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

We refer investors to the reconciliations of adjusted EBITDA and non-GAAP net income (loss) to net income (loss) included below. A reconciliation for adjusted EBITDA provided as guidance is not provided because, as a forward-looking statement, such reconciliation is not available without unreasonable effort due to the high variability, complexity and difficulty of estimating certain items, such as stock-based compensation expense and currency fluctuations, which could have an impact on our consolidated results.

Investor Relations Contacts

Ralf Esper

Gateway Group, Inc.
(949) 574-3860
TYGO@gateway-grp.com

Tigo Energy, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$16,753	$7,670
Accounts receivable, net	14,960	13,895
Inventory	18,102	31,286
Prepaid expenses and other current assets	5,191	5,148
Total current assets	55,006	57,999
Property and equipment, net	2,414	2,652
Operating lease right of use assets	1,919	2,338
Goodwill	12,209	12,209
Intangible assets, net	1,449	1,652
Deferred tax assets	4,024	264
Other assets	1,240	923
Total assets	$78,261	$78,037
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,097	$29,196
Accrued expenses and other current liabilities	5,674	7,129
Deferred revenue, current portion	724	961
Warranty liability, current portion	576	626
Operating lease liabilities, current portion	904	856
Total current liabilities	18,975	38,768
Warranty liability, net of current portion	8,667	8,718
Deferred revenue, net of current portion	770	860
Operating lease liabilities, net of current portion	1,329	1,817
Borrowings under revolving credit facility	2,516	—
Other long-term liabilities	190	251
Total liabilities	32,447	50,414
Stockholders’ equity:
Common stock	7	7
Additional paid-in capital	185,428	168,022
Accumulated deficit	(139,621)	(140,406)
Total stockholders’ equity	45,814	27,623
Total liabilities and stockholders’ equity	$78,261	$78,037

Tigo Energy, Inc.

Condensed Consolidated Statements of Income

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net revenue	$24,039	$30,613	$74,642	$73,507
Cost of revenue	12,942	17,552	42,755	42,510
Gross profit	11,097	13,061	31,887	30,997

Operating expenses:
Research and development	2,201	2,501	7,352	6,932
Sales and marketing	3,917	4,515	12,445	12,843
General and administrative	5,056	5,396	16,257	16,054
Total operating expenses	11,174	12,412	36,054	35,829
(Loss) income from operations	(77)	649	(4,167)	(4,832)
Other (income) expenses, net:
Interest expense	101	2,861	128	8,600
Gain on sale of intangible assets	—	—	(355)	—
Other income, net	(233)	(276)	(1,061)	(519)
Total other (income) expenses, net	(132)	2,585	(1,288)	8,081
Income (loss) before income tax (benefit) expense	55	(1,936)	(2,879)	(12,913)
Income tax (benefit) expense	(306)	230	(3,664)	684
Net income (loss)	$361	$(2,166)	$785	$(13,597)

Earnings (loss) per common share
Basic	$—	$(0.03)	$0.01	$(0.22)
Diluted	$—	$(0.03)	$0.01	$(0.22)
Weighted-average common shares outstanding
Basic	77,045,771	65,683,332	75,318,550	63,226,401
Diluted	78,041,788	65,683,332	78,553,959	63,226,401

Tigo Energy, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$785	$(13,597)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	1,034	943
Provision to write down inventories to net realizable value	212	864
Non-cash interest expense	78	6,706
Stock-based compensation expense	4,223	5,782
Change in allowance for credit losses	1,856	(110)
Non-cash lease expense	622	707
Accretion of interest on marketable securities	—	(420)
Loss on disposal of property and equipment	—	12
Gain on sale of intangible assets	(355)	—
Payment of transaction costs related to sale of intangible assets	(2,395)	—
Deferred income tax benefit	(3,760)	(10)
Changes in operating assets and liabilities:
Accounts receivable	(2,921)	(7,696)
Inventory	12,972	(7,403)
Prepaid expenses and other assets	28	299
Accounts payable	(18,092)	19,993
Accrued expenses and other liabilities	(1,455)	(460)
Deferred revenue	(327)	728
Warranty liability	(101)	2,536
Operating lease liabilities	(643)	(451)
Other long-term liabilities	(61)	251
Net cash (used in) provided by operating activities	(8,300)	8,674
Cash flows from investing activities:
Purchase of marketable securities	—	(28,862)
Purchase of property and equipment	(600)	(197)
Sales and maturities of marketable securities	—	21,625
Proceeds from sale of intangible assets	2,750	—
Net cash provided by (used in) investing activities	2,150	(7,434)
Cash flows from financing activities:
Proceeds from exercise of stock options	357	121
Proceeds from issuance of common stock	14,250	11,365
Proceeds from borrowings under revolving credit facility	6,673	—
Repayment of borrowings under revolving credit facility	(4,157)	—
Payment of debt issuance costs	(466)	—
Payment of registered direct offering costs	(208)	—
Payment of tax withholdings on restricted and performance stock awards	(1,186)	(4)
Payment of tax withholdings on options exercised	(30)	—
Net cash provided by financing activities	15,233	11,482
Net increase in cash and cash equivalents	9,083	12,722
Cash and cash equivalents at beginning of period	7,670	11,746
Cash and cash equivalents at end of period	$16,753	$24,468

Tigo Energy, Inc.

Reconciliation of GAAP to Non-GAAP Results

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of GAAP Net Income (Loss) to Non-GAAP adjusted EBITDA	2026	2025	2026	2025
GAAP net income (loss)	$361	$(2,166)	$785	$(13,597)
Adjustments:
Total other (income) expenses, net	(132)	2,585	(1,288)	8,081
Income tax (benefit) expense	(306)	230	(3,664)	684
Depreciation and amortization	353	301	1,034	943
Stock-based compensation expense	1,236	1,906	4,223	5,782
Non-GAAP adjusted EBITDA	$1,512	$2,856	$1,090	$1,893

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)	2026	2025	2026	2025
GAAP net income (loss)	$361	$(2,166)	$785	$(13,597)
Plus: Stock-based compensation expense	1,236	1,906	4,223	5,782
Non-GAAP net income (loss)	$1,597	$(260)	$5,008	$(7,815)

We encourage investors and others to review our financial information in its entirety and not to rely on any single financial measure.